WHITESTONE REIT

CREATING COMMUNITIES IN OUR PROPERTIES™

DESSANGE
Davenport Village Austin, TX

CLEANERS
The Promenade at Fulton Ranch, Chandler, AZ

Paradise
BAKERY & CAFÉ
Headquarters Village, Plano, TX

Fine Foods
183
Village Square at Dana Park, Mesa, AZ

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED MARCH 31, 2016

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	redevelops, repositions, leases, manages and operates value-add Community Centered Properties TM.
As of March 31, 2016, we owned 69 Community Centered PropertiesTM with approximately
69 Community Centers	5.9 million square feet of gross leasable area, located in six of the top markets in the United
5.9 Million Sq. Ft. of gross	States in terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix
leasable area	and San Antonio. Headquartered in Houston, Texas, we were founded in 1998.
1,465 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery,
Common Shares: 27.4 Million	restaurants and medical, educational and financial services. These tenants tend to occupy smaller spaces
Operating Partnership Units:	(less than 3,000 square feet) and, as of March 31, 2016, provided a 47% premium rental rate
0.5 Million	compared to our larger space tenants. The largest of our 1,465 tenants comprised less than 2.6% of our annualized base rental revenues for the three months ended March 31, 2016.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Bob Aronson, Director of Investor Relations			Brad Cohen
Dividend Yield: 8.6%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of April 26, 2016	Maxim Group	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
of $13.23 as of close of market on	212.895.3641	813.273.8252	212.303.4124	540.277.3366
April 26, 2016.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com

NEWS RELEASE

Whitestone REIT Reports Solid Start with Q1 2016 FFO Core of $0.34 per share; “e-commerce resistant” Business Model Generates Year-Over-Year Increases of 19.7% in Revenues, 21.2% in NOI and 18.5% in FFO Core

-Company Reiterates 2016 Guidance-

Houston, Texas, April 27, 2016 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating results for the first quarter ended March 31, 2016. All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Company Highlights

First Quarter 2016 Compared to First Quarter 2015:

•	19.7% growth in revenues

•	21.2% increase in net operating income (“NOI”)

•	213.9% increase in net income (including $2.9 million gain from sale of properties)

•	18.5% increase in Funds From Operations (“FFO”) Core

•	4% same store NOI growth

•	12.8% increase in rental rates on new and renewal leases signed during the quarter (GAAP basis)

•	FFO Core and net income of $0.34 and $0.18 on a per share basis, respectively

•	81.0% dividend to FFO Core ratio

•	89.3% occupancy in the Company’s retail properties, up 150 basis points

Whitestone Overview

A quality portfolio of neighborhood retail centers with upside potential meeting the daily necessities of fast-growing communities. Whitestone’s optimal mix of tenants who provide convenience and high-demand services reduces risk and generates superior financial results for both customers and Whitestone investors.

CEO Comments

“We produced another strong quarter of profitable growth, driven by our innovative, sustainable and scalable business model,” stated Jim Mastandrea, Chairman and Chief Executive Officer. “Our unique model develops service-based retail properties, which are located in desirable neighborhoods with an overall median household income in excess of $75,000, to serve as destinations for the community. This strategy has led to properties that are relatively ‘e-commerce resistant’ and less affected by the trend towards online shopping.”

Mr. Mastandrea concluded, “We took a meaningful step during the quarter in our ongoing transition to a pure-play owner of neighborhood retail centers by completing the sale of another one of our non-core properties. On an invested capital basis, our portfolio currently stands at approximately 90% retail and 10% warehouse, flex space and office. As we continue to dispose of non-core properties, we plan to recycle the proceeds into acquiring attractive properties located in fast growing cities where we currently own real estate or other similar markets in business friendly states in our efforts to create long-term value for our shareholders.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:
As of March 31, 2016, Whitestone owned 69 Community Centered PropertiesTM with 5.9 million square feet of gross leasable area producing annual NOI of approximately $70.0 million. The portfolio is comprised of 43 properties in Texas, 25 in Arizona and one in Illinois that offer significant growth potential meeting the daily necessities of fast-growing communities. In Texas and Arizona, Whitestone’s Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (7), Houston (29) and Phoenix (25). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%. The neighborhood centers in these markets are located on the best retail corners embedded in affluent communities.

With its consumer-centric discipline, the Company strives for a tenant mix of national, regional and local tenants at each of its properties that meet the daily needs of the residents living in the surrounding neighborhoods. At the end of the first quarter, the Company's diversified tenant base was comprised of 1,465 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues.  Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants.  The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the first quarter, the leasing team signed 122 leases totaling 285,202 square feet in new, expansion and renewal leases, compared to 76 leases totaling 196,401 square feet in the first quarter of 2015. The total lease value added during the quarter was $16.1 million compared to $8.6 million during the same period last year.

The Company's operating portfolio occupancy and total occupancy stood at 87.7% and 86.9%, respectively, at quarter end.

Acquisition and Disposition Activity:
There was no acquisition activity in the first quarter.

On February 17, 2016, the Company completed the sale of approximately 0.5 acres of its 4.5 acre Pinnacle Phase II development parcel located in Scottsdale, Arizona, for $1.1 million. A gain of $1.0 million was recorded on the sale.

On March 3, 2016, Whitestone continued with its transition to a pure-play retail portfolio with the sale of Brookhill, a non-core property located in Houston, Texas, for $3.1 million. A gain of $1.9 million was recorded on the sale.

Balance Sheet and Liquidity

Balance Sheet:
Reflecting the Company’s selective development and redevelopment activity during the quarter, offset somewhat by the sale of a non-core asset, at March 31, 2016, the Company had undepreciated real estate assets of $838.3 million compared to $835.5 million at December 31, 2015.

Liquidity, Debt and Credit Facility:
At March 31, 2016, 49 of the Company’s 69 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $586.5 million. The Company had total real estate debt of $506.2 million, of which $371.6 million, or approximately 73%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the first quarter was 3.9% and the weighted average remaining term was 6.1 years.

At quarter end, Whitestone had $2.4 million of cash available on its balance sheet and $165.4 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On March 14, 2016, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2016, to be paid in three equal installments of $0.095 in April, May and June of 2016.

2016 FFO Core Guidance

The Company’s FFO Core guidance for 2016 is a range of $1.33 to $1.39 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2016 Financial Guidance” section of the supplemental data package for the full list of guidance information.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, April 28, 2016 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 591-4951
Dial-in number for international participants:    (719) 325-4904

The conference call will be recorded and a telephone replay will be available through Thursday, May 12, 2016. Replay access information is as follows:

Replay number for domestic participants:        (877) 870-5176
Replay number for international participants:    (858) 384-5517
Pass Code (for all participants):            5614356

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that acquires, owns, leases and manages a quality portfolio of neighborhood retail centers with upside potential meeting the daily necessities of fast-growing communities. Whitestone’s optimal mix of tenants who provide convenience and high-demand services reduces risk and generates superior financial results for both customers and Whitestone investors. Founded in 1998, the Company is internally managed with a portfolio of 69 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.
FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
Direct: (713) 435-2219; Mobile: (832) 364-8314

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$838,220	$835,538
Accumulated depreciation	(93,942)	(89,580)
Total real estate assets	744,278	745,958
Cash and cash equivalents	2,447	2,587
Restricted cash	210	121
Marketable securities	430	435
Escrows and acquisition deposits	7,675	6,668
Accrued rents and accounts receivable, net of allowance for doubtful accounts	16,471	15,466
Unamortized lease commissions and loan costs	8,005	8,178
Prepaid expenses and other assets	3,445	2,672
Total assets	$782,961	$782,085

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$505,337	$497,955
Accounts payable and accrued expenses	25,019	24,051
Tenants' security deposits	5,434	5,254
Dividends and distributions payable	7,962	7,834
Total liabilities	543,752	535,094
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 27,426,480 and 26,991,493 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	27	27
Additional paid-in capital	361,250	359,971
Accumulated deficit	(119,765)	(116,895)
Accumulated other comprehensive loss	(6,067)	(129)
Total Whitestone REIT shareholders' equity	235,445	242,974
Noncontrolling interest in subsidiary	3,764	4,017
Total equity	239,209	246,991
Total liabilities and equity	$782,961	$782,085

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Property revenues
Rental revenues	$19,422	$16,465
Other revenues	6,013	4,787
Total property revenues	25,435	21,252

Property expenses
Property operation and maintenance	4,794	4,083
Real estate taxes	3,354	2,904
Total property expenses	8,148	6,987

Other expenses (income)
General and administrative	4,836	4,485
Depreciation and amortization	5,392	4,564
Interest expense	4,804	3,408
Interest, dividend and other investment income	(97)	(9)
Total other expense	14,935	12,448

Income from continuing operations before gain (loss) on sale or disposal of properties or assets and income taxes	2,352	1,817

Provision for income taxes	(156)	(83)
Gain on sale of properties	2,890	—
Gain (loss) on sale or disposal of assets	2	(105)
Income from continuing operations	5,088	1,629

Loss from discontinued operations	—	(8)
Loss from discontinued operations	—	(8)

Net income	5,088	1,621

Less: Net income attributable to noncontrolling interests	91	27

Net income attributable to Whitestone REIT	$4,997	$1,594

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.18	$0.07
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.18	$0.07
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.18	$0.06
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.18	$0.06

Weighted average number of common shares outstanding:
Basic	26,604	22,577
Diluted	27,489	23,226

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income (Loss)

Net income	$5,088	$1,621

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(6,041)	(319)
Unrealized gain (loss) on available-for-sale marketable securities	(5)	41

Comprehensive income (loss)	(958)	1,343

Less: Comprehensive income (loss) attributable to noncontrolling interests	(17)	23

Comprehensive income (loss) attributable to Whitestone REIT	$(941)	$1,320

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$5,088	$1,629
Net income (loss) from discontinued operations	—	(8)
Net income	5,088	1,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,392	4,564
Amortization of deferred loan costs	315	300
Amortization of notes payable discount	72	74
Loss (gain) on sale or disposal of assets and properties	(2,892)	105
Bad debt expense	372	184
Share-based compensation	2,025	1,699
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,853	706
Accrued rent and accounts receivable	(1,377)	(538)
Unamortized lease commissions	(382)	(273)
Prepaid expenses and other assets	191	145
Accounts payable and accrued expenses	(5,161)	(1,122)
Tenants' security deposits	180	46
Net cash provided by operating activities	5,676	7,519
Net cash used in operating activities of discontinued operations	—	(8)
Cash flows from investing activities:
Acquisitions of real estate	—	(6,300)
Additions to real estate	(4,364)	(2,876)
Proceeds from sale of property	1,097	—
Net cash used in investing activities	(3,267)	(9,176)
Net cash used in investing activities of discontinued operations	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(7,711)	(6,526)
Distributions paid to OP unit holders	(139)	(113)
Proceeds from revolving credit facility, net	7,000	9,000
Repayments of notes payable	(739)	(612)
Change in restricted cash	(89)	—
Repurchase of common shares	(871)	—
Net cash provided by (used in) financing activities	(2,549)	1,749
Net cash used in financing activities of discontinued operations	—	—
Net increase (decrease) in cash and cash equivalents	(140)	84
Cash and cash equivalents at beginning of period	2,587	4,236
Cash and cash equivalents at end of period	$2,447	$4,320

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosure (unaudited) (in thousands)

	Three Months Ended March 31,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,602	$3,132
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$187	$41
Financed insurance premiums	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$27	$23
Value of common shares exchanged for OP units	$98	$64
Change in fair value of available-for-sale securities	$(5)	$41
Change in fair value of cash flow hedge	$(6,041)	$(319)
Proceeds from 1031 exchange transaction	$2,860	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO AND FFO CORE	2016	2015
Net income attributable to Whitestone REIT	$4,997	$1,594
Depreciation and amortization of real estate assets	5,311	4,540
(Gain) loss on sale or disposal of assets and properties	(2,892)	105
Net income attributable to noncontrolling interests	91	27
FFO	7,507	6,266

Non cash share-based compensation expense	2,025	1,674
Acquisition costs	170	244
FFO Core	$9,702	$8,184

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$7,507	$6,266
Distributions paid on unvested restricted common shares	(155)	(107)
FFO excluding amounts attributable to unvested restricted common shares	7,352	6,159
FFO Core excluding amounts attributable to unvested restricted common shares	$9,547	$8,077

Denominator:
Weighted average number of total common shares - basic	26,604	22,577
Weighted average number of total noncontrolling OP units - basic	491	393
Weighted average number of total commons shares and noncontrolling OP units - basic	27,095	22,970

Effect of dilutive securities:
Unvested restricted shares	885	649
Weighted average number of total common shares and noncontrolling OP units - dilutive	27,980	23,619

FFO per common share and OP unit - basic	$0.27	$0.27
FFO per common share and OP unit - diluted	$0.26	$0.26

FFO Core per common share and OP unit - basic	$0.35	$0.35
FFO Core per common share and OP unit - diluted	$0.34	$0.34

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
	2016	2015
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$4,997	$1,594
General and administrative expenses	4,836	4,485
Depreciation and amortization	5,392	4,564
Interest expense	4,804	3,408
Interest, dividend and other investment income	(97)	(9)
Provision for income taxes	156	83
Gain on sale of properties	(2,890)	—
(Gain) loss on disposal of assets	(2)	105
Income from discontinued operations	—	8
Net income attributable to noncontrolling interests	91	27
NOI	$17,287	$14,265

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$4,997	$1,594
Depreciation and amortization	5,392	4,564
Interest expense	4,804	3,408
Provision for income taxes	156	83
Gain on sale of properties	(2,890)	—
(Gain) loss on disposal of assets	(2)	105
Net income attributable to noncontrolling interests	91	27
EBITDA (1)	$12,548	$9,781

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2016	2015	2015	2015
Net income attributable to Whitestone REIT	$4,997	$2,051	$1,570	$1,534
Depreciation and amortization	5,392	5,373	5,149	4,675
Interest expense	4,804	4,246	3,740	3,516
Provision for income taxes	156	98	100	91
Gain on sale of properties	(2,890)	—	—	—
(Gain) loss on disposal of assets	(2)	(63)	148	(5)
Net income attributable to noncontrolling interests	91	38	25	26
EBITDA (1)	$12,548	$11,743	$10,732	$9,837

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	March 31,		Increase	% Increase
	2016	2015	(Decrease)	(Decrease)
Same store (51 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$16,904	$16,464	$440	3%
Other revenues	4,942	4,787	155	3%
Total property revenues	21,846	21,251	595	3%

Property expenses
Property operation and maintenance	4,305	4,083	222	5%
Real estate taxes	2,716	2,904	(188)	(6)%
Total property expenses	7,021	6,987	34	0%

Total same store net operating income	14,825	14,264	561	4%

New store (13 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	2,518	1	2,517	Not meaningful
Other revenues	1,071	—	1,071	Not meaningful
Total property revenues	3,589	1	3,588	Not meaningful

Property expenses
Property operation and maintenance	489	—	489	Not meaningful
Real estate taxes	638	—	638	Not meaningful
Total property expenses	1,127	—	1,127	Not meaningful

Total new store net operating income	2,462	1	2,461	Not meaningful

Total property net operating income	17,287	14,265	3,022	21%

Less total other expenses, provision for income taxes, gain on sale of properties and loss on disposal of assets	12,199	12,636	(437)	(3)%

Income from continuing operations	5,088	1,629	3,459	212%
Loss from discontinued operations, net of taxes	—	(8)	8	(100)%

Net income	$5,088	$1,621	$3,467	214%

(1)
We define “Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended March 31, 2016 to the three months ended March 31, 2015, Same Stores include properties currently owned before January 1, 2015.

(2)
We define “New Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended March 31, 2016 to the three months ended March 31, 2015, New Stores include properties acquired between January 1, 2015 and March 31, 2016.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended
	March 31,
	2016	2015
Other Financial Information:

Tenant improvements (1)	$458	$869
Leasing commissions	$436	$242
Maintenance capital	$591	$514
Scheduled debt principal payments	$501	$402
Straight line rent income	$476	$198
Market rent amortization income (loss) from acquired leases	$(25)	$39
Non-cash share-based compensation expense	$2,025	$1,674
Non-real estate depreciation and amortization	$82	$23
Amortization of loan fees	$315	$300
Acquisition costs	$170	$244
Undepreciated value of unencumbered properties	$586,616	$433,698
Number of unencumbered properties	49	44
Full time employees	96	86

(1)	Does not include first generation costs for tenant improvements needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of March 31, 2016
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.3%	27,426
Operating partnership units outstanding	1.7%	485
Total	100.0%	27,911

Market price of common shares as of
March 31, 2016		$12.57

Total equity capitalization		350,841	41%

Debt Capitalization:
Outstanding debt		$507,053
Less: Cash and cash equivalents		(2,447)
		504,606	59%

Total Market Capitalization as of
March 31, 2016		$855,447	100%

SELECTED RATIOS:
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2016	2015	2015	2015
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA (1)	$12,548	$11,743	$10,732	$9,837
Interest expense, excluding amortization of loan fees (1)	4,489	3,936	3,439	3,215
Ratio of EBITDA to interest expense	2.8	3.0	3.1	3.1

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$507,053	$499,747	$498,468	$403,287
Less: Cash	(2,447)	(2,587)	(5,660)	(6,251)
Outstanding debt after cash	$504,606	$497,160	$492,808	$397,036

Undepreciated real estate assets (1)	$838,220	$835,538	$831,425	$730,165

Ratio of debt to real estate assets	60%	60%	59%	54%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2016	2015	2015	2015
Debt/EBITDA Ratio
Outstanding debt (1)	$507,053	$499,747	$498,468	$403,287
Less: Cash	(2,447)	(2,587)	(5,660)	(6,251)
Outstanding debt after cash	504,606	497,160	492,808	397,036

EBITDA (1)	$12,548	$11,743	$10,732	$9,837
Non-cash share based compensation	2,025	2,137	1,859	1,669
EBITDA, adjusted	14,573	13,880	12,591	11,506

Impact of partial quarter acquisitions and dispositions	—	—	515	516

Pro forma quarterly EBITDA	14,573	13,880	13,106	12,022

Pro forma annualized EBITDA (2)	58,292	55,520	52,424	48,088

Ratio of debt to EBITDA	8.66	8.95	9.40	8.26

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA represents pro forma quarterly EBITDA multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	March 31, 2016	December 31, 2015
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,160	$10,220
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$37.0 million 3.76% Note, due December 1, 2020	34,904	35,146
$6.5 million 3.80% Note, due January 1, 2019	6,148	6,190
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,957	20,040
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (5)	7,882	7,886
$2.6 million 5.46% Note, due October 1, 2023	2,541	2,550
$11.1 million 5.87% Note, due August 6, 2016	11,228	11,305
$1.1 million 2.97% Note, due November 28, 2016	823	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019	134,600	127,600
Total notes payable principal	507,053	499,747
Less deferred financing costs, net of accumulated amortization	(1,716)	(1,792)
	$505,337	$497,955

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2015 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%.

(5)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF MARCH 31, 2016
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2016	$2,458	$11,125	$13,583	2.7%
2017	2,374	7,839	10,213	2.0%
2018	2,576	9,560	12,136	2.4%
2019	2,392	140,257	142,649	28.1%
2020	2,876	79,951	82,827	16.3%
Thereafter	6,362	239,283	245,645	48.5%
Total	$19,038	$488,015	$507,053	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	March 31,	March 31,	December 31,	September 30,	June 30,
Community Centered Properties	2016	2016	2015	2015	2015
Retail	4,002,644	89%	90%	88%	88%
Office/Flex	1,115,647	85%	85%	84%	87%
Office	521,134	81%	80%	79%	77%
Total - Operating Portfolio	5,639,425	88%	88%	86%	87%
Redevelopment, New Acquisitions (1)	242,329	68%	74%	81%	83%
Total	5,881,754	87%	87%	86%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)(1)	Percentage of Total Annualized Base Rental Revenues	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix, Houston and Austin	$2,022	2.6%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014 and 4/1/2014	2017, 2020, 2021, 2024 and 2034
Bashas' Inc. (3)	Phoenix	936	1.2%	10/9/2004 and 4/1/2009	2024 and 2029
Haggens Food & Pharmacy (4)	Phoenix	660	0.9%	2/27/1996 and 7/12/2000	2020 and 2022
Wells Fargo & Company (5)	Phoenix	645	0.9%	10/24/1996 and 4/16/1999	2016 and 2018
Alamo Drafthouse Cinema	Austin	639	0.8%	2/1/2012	2027
Dollar Tree (6)	Phoenix and Houston	552	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2016, 2017, 2020, 2020 and 2023
University of Phoenix	San Antonio	530	0.7%	10/18/2010	2018
Walgreens & Co. (7)	Phoenix and Houston	530	0.7%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
Petco (8)	Phoenix and Houston	484	0.6%	7/6/1998 and 10/15/2006	2019 and 2026
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2018
Rock Solid Images	Houston	372	0.5%	4/1/2004	2016
Sterling Jewelers Inc.	Phoenix	354	0.5%	11/23/2004	2020
Super Bravo, Inc.	Houston	349	0.5%	6/15/2011	2023
		$9,488	12.4%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2016 for each applicable tenant multiplied by 12.

(2)
As of March 31, 2016, we had five leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents 1.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents 0.4% of our total annualized base rental revenue.

(3)
As of March 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 0.9% of our total annualized base rental revenue.

(4)
As of March 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on February 27, 1996, and is scheduled to expire in 2022, was $235,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.6% of our total annualized base rental revenue.

(5)
As of March 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $531,000, which represents 0.7% of our total annualized base rental revenue.

(6)
As of March 31, 2016, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2016, was $108,000, which represents 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents 0.2% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(7)
As of March 31, 2016, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents 0.1% of our total annualized base rental revenue.

(8)
As of March 31, 2016, we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents 0.3% of our total annualized base rental revenue.

(9)
As of March 31, 2016, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended
	March 31,
	2016	2015
RENEWALS
Number of Leases	80	44
Total Square Feet (1)	176,447	83,250
Average Square Feet	2,206	1,892
Total Lease Value	$8,340,000	$3,361,000
NEW LEASES
Number of Leases	42	32
Total Square Feet (1)	108,755	113,151
Average Square Feet	2,589	3,536
Total Lease Value	$7,761,000	$5,189,000
TOTAL LEASES
Number of Leases	122	76
Total Square Feet (1)	285,202	196,401
Average Square Feet	2,338	2,584
Total Lease Value	$16,101,000	$8,550,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2016	90	$10,387,956	207,065	3.1	$416,376	$2.01	$13.99	$13.29	$144,276	5.3%	$335,284	12.8%
4th Quarter 2015	69	9,141,269	151,437	3.2	575,486	3.80	16.62	16.60	3,581	0.1%	132,699	5.5%
3rd Quarter 2015	71	10,628,119	164,753	3.4	434,254	2.64	16.27	15.92	57,850	2.2%	197,144	8.0%
2nd Quarter 2015	91	9,872,988	205,989	3.1	429,689	2.09	13.56	12.46	226,025	8.8%	387,419	15.8%
Total - 12 months	321	$40,030,332	729,244	3.2	$1,855,805	$2.54	$14.93	$14.34	$431,732	4.1%	$1,052,546	10.6%

Comparable New Leases:
1st Quarter 2016	11	$1,813,074	27,167	4.6	$140,487	$5.17	$14.50	$12.37	$57,977	17.2%	$87,898	28.5%
4th Quarter 2015	16	1,543,395	29,291	3.6	237,044	8.09	13.29	14.09	(23,438)	(5.7)%	(3,214)	(0.8)%
3rd Quarter 2015	18	3,075,982	44,348	3.3	185,976	4.19	17.61	18.91	(57,268)	(6.9)%	16,681	2.2%
2nd Quarter 2015	16	2,048,659	49,713	4.3	123,958	2.49	9.55	9.29	12,940	2.8%	42,780	9.7%
Total - 12 months	61	$8,481,110	150,519	3.9	$687,465	$4.57	$13.55	$13.61	$(9,789)	(0.4)%	$144,145	7.5%

Comparable Renewal Leases:
1st Quarter 2016	79	$8,574,882	179,898	2.9	$275,889	$1.53	$13.91	$13.43	$86,299	3.6%	$247,386	10.7%
4th Quarter 2015	53	7,597,874	122,146	3.1	338,442	2.77	17.42	17.20	$27,019	1.3%	135,913	6.6%
3rd Quarter 2015	53	7,552,137	120,405	3.4	248,278	2.06	15.77	$14.82	115,118	6.4%	180,463	10.6%
2nd Quarter 2015	75	7,824,329	156,276	2.8	305,731	1.96	14.83	13.47	213,085	10.1%	344,639	17.2%
Total - 12 months	260	$31,549,222	578,725	3.0	$1,168,340	$2.02	$15.29	$14.53	$441,521	5.2%	$908,401	11.3%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
1st Quarter 2016	32	$6,597,013	111,090	4.9	$1,314,254	$11.83	$10.35
4th Quarter 2015	35	9,933,418	110,320	5.5	2,216,295	20.09	14.28
3rd Quarter 2015	40	7,623,794	110,471	4.7	1,051,225	9.52	13.63
2nd Quarter 2015	26	6,105,128	62,156	5.6	978,342	15.74	16.87
Total - 12 months	133	$30,259,353	394,037	5.1	$5,560,116	$14.11	$13.40

Non-Comparable New Leases:
1st Quarter 2016	31	$6,521,851	109,815	4.9	$1,313,601	$11.96	$10.25
4th Quarter 2015	32	9,593,047	103,458	5.7	2,202,576	21.29	14.20
3rd Quarter 2015	37	7,054,633	99,099	4.9	1,017,351	10.27	13.29
2nd Quarter 2015	24	6,040,110	59,466	5.8	978,342	16.45	16.96
Total - 12 months	124	$29,209,641	371,838	5.3	$5,511,870	$14.82	$13.23

Non-Comparable Renewal Leases:
1st Quarter 2016	1	$75,162	1,275	3.0	$653	$0.51	$19.65
4th Quarter 2015	3	340,371	6,862	3.0	13,719	2.00	15.55
3rd Quarter 2015	3	569,161	11,372	2.8	33,874	2.98	16.61
2nd Quarter 2015	2	65,018	2,690	1.6	—	—	14.71
Total - 12 months	9	$1,049,712	22,199	2.7	$48,246	$2.17	$16.23

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
1st Quarter 2016	122	$16,984,969	318,155	3.7	$1,730,630	$5.44	$12.72
4th Quarter 2015	104	19,074,687	261,757	4.2	2,791,781	10.67	15.64
3rd Quarter 2015	111	18,251,913	275,224	3.7	1,485,479	5.40	15.21
2nd Quarter 2015	117	15,978,116	268,145	3.2	1,408,031	5.25	14.33
Total - 12 months	454	$70,289,685	1,123,281	3.9	$7,415,921	$6.60	$14.39

New
1st Quarter 2016	42	$8,334,925	136,982	4.8	$1,454,088	$10.62	$11.09
4th Quarter 2015	48	11,136,442	132,749	5.2	2,439,620	18.38	14.00
3rd Quarter 2015	55	10,130,615	143,447	4.4	1,203,327	8.39	14.63
2nd Quarter 2015	40	8,088,769	109,179	5.1	1,102,300	10.10	13.59
Total - 12 months	185	$37,690,751	522,357	4.9	$6,199,335	$11.87	$13.32

Renewal
1st Quarter 2016	80	$8,650,044	181,173	2.9	$276,542	$1.53	$13.95
4th Quarter 2015	56	7,938,245	129,008	3.1	352,161	2.73	17.32
3rd Quarter 2015	56	8,121,298	131,777	3.4	282,152	2.14	15.84
2nd Quarter 2015	77	7,889,347	158,966	2.7	305,731	1.92	14.83
Total - 12 months	269	$32,598,934	600,924	3.0	$1,216,586	$2.02	$15.32

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of March 31, 2016
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2016	310	795,788	13.5%	$10,355	13.6%	$13.01
2017	286	796,426	13.5%	12,428	16.3%	15.60
2018	252	842,343	14.3%	13,124	17.2%	15.58
2019	207	594,075	10.1%	10,101	13.3%	17.00
2020	157	698,913	11.9%	9,987	13.1%	14.29
2021	106	392,121	6.7%	5,807	7.6%	14.81
2022	48	303,243	5.2%	3,899	5.1%	12.86
2023	28	189,753	3.2%	2,135	2.8%	11.25
2024	26	188,295	3.2%	2,813	3.7%	14.94
2025	21	66,352	1.1%	1,394	1.8%	21.01
Total	1,441	4,867,309	82.7%	$72,043	94.5%	$14.80

(1)	Lease expirations table reflects rents in place as of March 31, 2016, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2016 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2016 Financial Guidance

2016 Guidance
FFO Core per common share and OP unit - diluted	$1.33 - $1.39
FFO per common share and OP unit - diluted	$1.06 - $1.12
Same Store Property NOI	3% - 5%
Total Operating Portfolio Occupancy at Year End	89% - 91%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Reconciliation of NAREIT FFO and FFO Guidance to Net Income (per diluted share and OP Unit)

Funds from Operations Guidance:	2016 Guidance
Net income attributable to Whitestone REIT	$0.43	$0.49

Adjustments to reconcile net income to NAREIT FFO:
Depreciation expense, amortization, gain on disposal of assets	0.63	0.63
NAREIT FFO	$1.06	$1.12

Adjustments to reconcile net income to NAREIT FFO to FFO Core:
Development and acquisition pursuit costs	0.27	0.27
FFO Core	$1.33	$1.39

Whitestone REIT and Subsidiaries Property Details As of March 31, 2016

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 3/31/2016	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	92%	$918	$13.73	$13.24
Anthem Marketplace	Phoenix	2000	113,293	94%	1,644	15.44	15.87
Bellnott Square	Houston	1982	73,930	43%	316	9.94	10.22
Bissonnet Beltway	Houston	1978	29,205	92%	351	13.06	12.80
Centre South	Houston	1974	39,134	67%	215	8.20	8.43
The Citadel	Phoenix	2013	28,547	95%	383	14.12	16.37
City View Village	San Antonio	2005	17,870	100%	510	28.54	28.76
Corporate Park Woodland II	Houston	1972	16,220	95%	223	14.47	14.47
Desert Canyon	Phoenix	2000	62,533	90%	739	13.13	13.56
Fountain Hills Plaza	Phoenix	2009	111,289	88%	1,647	16.82	17.43
Fountain Square	Phoenix	1986	118,209	89%	1,550	14.73	15.75
Fulton Ranch Towne Center	Phoenix	2005	113,281	86%	1,767	18.14	18.48
Gilbert Tuscany Village	Phoenix	2009	49,415	88%	772	17.75	17.94
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,498	21.27	22.11
Holly Knight	Houston	1984	20,015	85%	327	19.22	18.40
Headquarters Village	Dallas	2009	89,134	98%	2,287	26.18	29.09
Keller Place	Dallas	2001	93,541	93%	890	10.23	11.00
Kempwood Plaza	Houston	1974	101,008	92%	856	9.21	9.60
Lion Square	Houston	2014	117,592	86%	1,088	10.76	11.55
The Marketplace at Central	Phoenix	2012	111,130	98%	901	8.27	8.39
Market Street at DC Ranch	Phoenix	2003	242,459	91%	4,036	18.29	19.72
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	67%	1,569	19.72	20.14
Paradise Plaza	Phoenix	1983	125,898	92%	1,601	13.82	14.06
Parkside Village North	Austin	2005	27,045	100%	781	28.88	29.88
Parkside Village South	Austin	2012	90,101	100%	2,252	24.99	26.59
Pinnacle of Scottsdale	Phoenix	1991	113,108	96%	1,953	17.99	18.11
Providence	Houston	1980	90,327	98%	859	9.70	9.69
Quinlan Crossing	Austin	2012	109,892	96%	2,429	23.02	24.13
Shaver	Houston	1978	21,926	85%	252	13.52	12.98
Shops at Pecos Ranch	Phoenix	2009	78,767	93%	1,460	19.93	20.71
Shops at Starwood	Dallas	2006	55,385	97%	1,593	29.65	28.89
The Shops at Williams Trace	Houston	1985	132,991	95%	1,707	13.51	14.16
South Richey	Houston	1980	69,928	96%	742	11.05	9.30
Spoerlein Commons	Chicago	1987	41,455	82%	658	19.36	20.33
The Strand at Huebner Oaks	San Antonio	2000	73,920	94%	1,449	20.85	21.85
SugarPark Plaza	Houston	1974	95,032	85%	943	11.67	11.69
Sunridge	Houston	1979	49,359	82%	432	10.67	10.28
Sunset at Pinnacle Peak	Phoenix	2000	41,530	90%	581	15.54	16.29
Terravita Marketplace	Phoenix	1997	102,733	94%	1,334	13.81	13.69
Torrey Square	Houston	1983	105,766	83%	732	8.34	8.49
Town Park	Houston	1978	43,526	93%	844	20.85	20.95
Village Square at Dana Park	Phoenix	2009	323,026	90%	5,850	20.12	20.68
Webster Pointe	Houston	1984	26,060	74%	205	10.63	11.36
Westchase	Houston	1978	49,573	70%	462	13.31	13.05
Williams Trace Plaza	Houston	1983	129,222	95%	1,721	14.02	14.78
Windsor Park	San Antonio	2012	196,458	82%	1,836	11.40	10.95
Total/Weighted Average			4,002,644	89%	57,163	16.05	16.54

Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	74%	$1,394	$14.97	$14.28
Pima Norte	Phoenix	2007	35,110	62%	366	16.81	18.19
Uptown Tower	Dallas	1982	253,981	80%	3,592	17.68	18.02
Woodlake Plaza	Houston	1974	106,169	96%	1,723	16.91	16.09
Total/Weighted Average			521,134	81%	7,075	16.76	16.65
Office/Flex Communities:
Corporate Park Northwest	Houston	1981	174,359	86%	$1,811	$12.08	$12.04
Corporate Park West	Houston	1999	175,665	85%	1,540	10.31	10.23
Corporate Park Woodland	Houston	2000	99,937	88%	837	9.52	10.11
Dairy Ashford	Houston	1981	42,902	99%	267	6.29	6.22
Holly Hall Industrial Park	Houston	1980	90,000	91%	739	9.02	8.30
Interstate 10 Warehouse	Houston	1980	151,000	99%	724	4.84	4.71
Main Park	Houston	1982	113,410	84%	716	7.52	7.45
Plaza Park	Houston	1982	105,530	54%	525	9.21	10.27
Westbelt Plaza	Houston	1978	65,619	86%	571	10.12	10.22
Westgate Service Center	Houston	1984	97,225	85%	640	7.74	7.65
Total/Weighted Average			1,115,647	85%	8,370	8.83	8.83

Total/Weighted Average - Operating Portfolio			5,639,425	88%	72,608	14.63	14.98

Davenport Village	Austin	1999	128,934	83%	$2,490	$23.27	$26.06
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
The Promenade at Fulton Ranch	Phoenix	2007	98,792	60%	1,077	18.17	18.02
Total/Weighted Average - Development Portfolio (4)			242,329	68%	3,567	21.65	23.39

Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,881,754	87%	$76,175	$14.89	$15.28

(1)
Calculated as the tenant's actual March 31, 2016 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2016. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of March 31, 2016 equaled approximately $171,000 for the month ended March 31, 2016.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of March 31, 2016. Excludes vacant space as of March 31, 2016.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2016, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of March 31, 2016.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of March 31, 2016, these parcels of land were held for development and, therefore, had no gross leasable area.

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • **DALLAS** Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • Keller Place • **HOUSTON** William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Corporate Park Woodland II • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **SAN ANTONIO** City View Village • The Strand at Huebner Oaks • Windsor Park Centre **CHICAGO** Spoerlein Commons •

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